Exhibit 4.2

VANGUARD HEALTH SYSTEMS, INC.
10.375% SENIOR DISCOUNT NOTES DUE 2016

INDENTURE
Dated as of January 26, 2011

U.S. Bank National Association
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture		Indenture
Act Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.04; 12.02, 12.05
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.

*	This cross Reference Table is not part of this Indenture.

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-iii-

Page
Section 12.09 Successors	86
Section 12.10 Severability	87
Section 12.11 Counterpart Originals	87
Section 12.12 Table of Contents, Headings, etc.	87

-iv-

EXHIBITS

Exhibit Al	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

-v-

     INDENTURE dated as of January 26, 2011 between Vanguard Health Systems, Inc., a Delaware corporation (“Vanguard” or the “Issuer”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
     The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of (a) the $747,219,000 principal amount at maturity of the Issuer’s 10.375% Senior Discount Notes due 2016 (the “Initial Notes”), (b) any Additional Notes (as defined) that may be issued after the date hereof and (c) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Issuer’s Exchange Notes (as defined herein) issued in the Registered Exchange Offer (as defined herein) in exchange for any outstanding Initial Notes or Additional Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit Al hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.
     “Accreted Value” means, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at maturity of Notes:
     (1) if the Specified Date occurs on one of the following dates (each a “Semi-Annual Accrual Date”), the Accreted Value will equal the amount set forth below for each Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$602.23
August 1, 2011	634.34
February 1, 2012	667.25
August 1, 2012	701.86
February 1, 2013	738.27
August 1, 2013	776.57
February 1, 2014	816.85
August 1, 2014	859.23
February 1, 2015	903.80
August 1, 2015	950.68
February 1, 2016	$1,000.00
     The foregoing Accreted Values shall be increased, if necessary, to reflect any accretion of Additional Interest payable as described in the Registration Rights Agreement. As a result, in the event that Additional Interest accrues on the Notes, the principal amount at maturity of the Notes will be in excess of $1,000.
     (2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price of a Note and (b) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

     (3) if the Specified Date occurs between Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or
     (4) subject to the last sentence of clause (1) of this definition, if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person;
     (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person; and
     (3) Indebtedness of any other Person assumed in connection with, and existing at the time of, an acquisition by a Restricted Subsidiary of the property or assets that constitute substantially all of a division or line of business of such Person, but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, or such assets or property being acquired by, such specified Person.
     “Acquisitions” means the acquisition by Vanguard and certain of its consolidated subsidiaries of substantially all of the assets of The Detroit Medical Center from The Detroit Medical Center, pursuant to a purchase and sale agreement, effective January 1, 2011, the acquisition of substantially all of the assets of Westlake Hospital and West Suburban Medical Center from affiliates of Resurrection Health Care of Chicago, pursuant to an asset purchase agreement, dated March 17, 2010 and the acquisition of certain assets and liabilities of the Arizona Heart Hospital and of the Arizona Heart Institute.
     “Additional Interest” means any additional interest then owing in respect of the Notes pursuant to the provisions of the Registration Rights Agreement.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.14 and 4.07 hereof, as part of the same series as the Initial Notes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Premium” means with respect to any Note on the applicable redemption date, the greater of:
     (1) 1.0% of the then Accreted Value of the Note; and

     (2) the excess of:
     (a) the present value at such redemption date of the redemption price of the Notes at February 1, 2013 (such redemption price being set forth in the table appearing in Section 3.07(c) hereof), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
     (b) the then Accreted Value of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of Vanguard or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary, other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than Vanguard or a Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:
     (1) a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;
     (2) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Article V hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.05 hereof;
     (4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $15.0 million;
     (5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Vanguard or by Vanguard or a Restricted Subsidiary to another Restricted Subsidiary;
     (6) the lease, assignment, license or sublease of any real or personal property in the ordinary course of business;
     (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (8) sales of assets received by Vanguard or any Restricted Subsidiary upon foreclosures on a Lien;
     (9) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;
     (10) a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

     (11) any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by Vanguard, which in the event of an exchange of assets with a fair market value in excess of (A) $25.0 million shall be evidenced by an Officer’s Certificate of Vanguard, and (B) $50.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of Vanguard;
     (12) the substantially contemporaneous sale and leaseback of an asset; provided that the sale and leaseback occurs within 180 days after the date of the acquisition of the asset by Vanguard or any Restricted Subsidiary and the Net Proceeds of such sale and leaseback are applied in accordance with Section 4.08 hereof;
     (13) the sale or transfer, in the ordinary course of business consistent with past practice, of receivables owing to Vanguard or any Restricted Subsidiary for the purpose of collection of outstanding balances thereunder;
     (14) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis; and
     (15) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof;
     (3) with respect to a partnership, the board of directors of the general partner or manager of the partnership; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries either existing on January 29, 2010 or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under this Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.
     “Captive Insurance Subsidiary” means a Subsidiary of Vanguard or any Restricted Subsidiary established for the purpose of insuring the healthcare businesses or facilities owned or operated by Vanguard or any of its Subsidiaries or any physician employed by or on the medical staff of any such business or facility.
     “Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer described in the definition of “Contribution Indebtedness.”
     “Cash Equivalents” means:
     (1) U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
     (2) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;
     (3) certificates of deposit and time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;
     (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;
     (6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State or commonwealth of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;
     (7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
     (8) money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $500.0 million.

     “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of Vanguard and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;
     (2) Vanguard becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Vanguard or any of its direct or indirect parent corporations or entities; or
     (3) Vanguard ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, 100% of the issued and outstanding Capital Stock of VHS Holdco I and VHS Holdco II (or any successors thereto to the extent VHS Holdco I or VHS Holdco II is consolidated into or merged with or into such Person in accordance with the terms of this Indenture), except to the extent VHS Holdco I or VHS Holdco II is merged with and into Vanguard in accordance with the terms of this Indenture.
     “Clearstream” means Clearstream Banking, S.A.
     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “Commission” means the Securities and Exchange Commission.
     “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
     “Consolidated Interest Expense” means, with respect to any Person for any period, (a) the sum, without duplication, of: (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees), less (b) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that
     (1) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs) including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Acquisitions or the offerings, in each case shall be excluded;

     (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
     (3) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;
     (4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of Vanguard) shall be excluded;
     (5) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;
     (6) [Reserved];
     (7) (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to Vanguard or a Restricted Subsidiary thereof in respect of such period and (B) without duplication, the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to Vanguard or a Restricted Subsidiary thereof in excess of the amounts included in clause (A);
     (8) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated after January 29, 2010 shall be excluded;
     (9) any non-cash impairment charges resulting from the application of U.S. GAAP and the amortization of intangibles pursuant to U.S. GAAP shall be excluded;
     (10) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;
     (11) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of U.S. GAAP shall be excluded; and
     (12) solely for the purpose of determining the amount available for Restricted Payments under Section 4.05(a)(4)(C)(i) hereof, the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than as permitted pursuant to Section 4.06 hereof), unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to Vanguard or any Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.
     In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

     Notwithstanding the foregoing, for the purpose of Section 4.05(a)(4)(C) only (other than clause (iv)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Vanguard and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by Vanguard and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Vanguard and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.05(a)(4)(C)(iv) hereof.
     “Consolidated Senior Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of Vanguard and its Restricted Subsidiaries that is secured by a Lien as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, less the Unrestricted Cash of Vanguard and its Restricted Subsidiaries at such date to (2) EBITDA of Vanguard and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
     “Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of Vanguard and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.
     “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
     “Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer after January 29, 2010; provided that:
     (1) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes, and
     (2) such Contribution Indebtedness (A) is Incurred within 180 days after the making of such cash contribution and (B) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.
     “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.
     “Credit Agreement” means that certain Credit Agreement, dated as of January 29, 2010, among VHS Holdco II, VHS Holdco I, the Lenders party thereto, Bank of America, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, the other agents named therein, and Banc of America Securities LLC and Barclays Capital, as joint lead arrangers and book runners, together with all agreements, notes, instruments and documents executed or delivered pursuant thereto and in connection therewith, including, without limitation, all mortgages, other security documents and guaranties, in each case as amended (including any amendment and restatement), supplemented, extended, renewed, replaced (by one or more credit facilities, debt instruments, indentures and/or related documentation) or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part (including, but not limited to, by the inclusion of additional or different lenders or financial institutions thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders or other financial institutions.
     “Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.07 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
     “Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit Al hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Vanguard or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
     “Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.05(a)(4)(C) hereof.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a Change of Control or Asset Sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a Change of Control or Asset Sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final scheduled maturity date of the Notes or the date the Notes are no longer outstanding; provided (x) that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by either the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale, shall not constitute Disqualified Stock.
     “DTC” has the meaning given to it in Section 2.03 of this Indenture.
     “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (a) plus, without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period:
     (1) provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes, plus
     (2) Consolidated Interest Expense of such Person for such period, plus
     (3) Consolidated Depreciation and Amortization Expense of such Person for such period, plus
     (4) any reasonable expenses or charges related to the Acquisitions, the offerings, any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness (including the Notes) permitted to be incurred under this Indenture (including a refinancing thereof) (whether or not successful), plus
     (5) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges), plus
     (6) the non-controlling interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus
     (7) the non-cash portion of “straight-line” rent expense, plus
     (8) the amount of any expense to the extent a corresponding amount is received in cash by Vanguard and its Restricted Subsidiaries from a Person other than Vanguard or any Subsidiary of Vanguard under any agreement providing for reimbursement of any such expense; provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus
     (9) the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (A) $6.0 million and (B) 2.0% of EBITDA of VHS Holdco II and its Restricted Subsidiaries for each period, plus
     (10) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus
     (11) any net losses resulting from Hedging Obligations entered into in the ordinary course of business;

and (b) less the sum of, without duplication, (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period); (2) the non-controlling interest income consisting of subsidiary losses attributable to the non-controlling equity interests of third parties in any non-Wholly-Owned Subsidiary, (3) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense and (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than (a) public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and (b) any such public or private sale that constitutes an Excluded Contribution.
     “Euroclear” means Euroclear Bank, S.A.N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Notes” means the Notes issued in the Registered Exchange Offer pursuant to Section 2.06(f) hereof.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received after January 29, 2010 by Vanguard and its Restricted Subsidiaries from:
     (1) contributions to its common equity capital; and
     (2) the sale (other than to a Subsidiary of Vanguard or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Vanguard or any Subsidiary of Vanguard) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.05(a)(4)(C) hereof.
     “Existing Indebtedness” means Indebtedness of Vanguard and its Subsidiaries in existence on the Issue Date.
     “Existing Indenture” means the indenture dated as of January 29, 2010, as supplemented, among VHS Holdco II, Vanguard Holding Company II, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.
     “Existing VHS Holdco II Notes” means the 8% Senior Notes due 2018 issued by VHS HoldCo II and Vanguard Holding Company II, Inc. pursuant to the Existing Indenture.
     “Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person’s and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Vanguard or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) that have been made by Vanguard or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Vanguard or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Acquisitions), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Acquisitions), disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including the Acquisitions) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Vanguard and such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of Vanguard of any closing) of any facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the chief financial officer of Vanguard and another Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (c) that any related incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Vanguard to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Vanguard may designate.
     “Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.
     “Foreign Subsidiary” means any Subsidiary of Vanguard that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.
     “GAAP” means generally accepted accounting principles in the United States in effect on January 29, 2010. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit Al hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means securities that are
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
     “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.
     “Guarantee” means any guarantee by any Guarantor of Vanguard’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
     “Guarantor” means any Person, that in the future incurs a Guarantee of the Notes pursuant to Section 4.14 hereof; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor. For the avoidance of doubt, no Guarantors exist as of the Issue Date.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
     (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
     (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
     “Holder” means a Person in whose name a Note is registered on the Registrar’s books.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit Al hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     “Indebtedness” means, with respect to any Person,
     (a) any indebtedness (including principal and premium) of such Person, whether or not contingent,
     (1) in respect of borrowed money,
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),
     (3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (i) to the extent undrawn or (ii) if drawn, to the extent repaid in full within 20 Business Days of any such drawing, or
     (4) representing any Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (b) Disqualified Stock of such Person;
     (c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);
     (d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and
     (e) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, Vanguard or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of Vanguard or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing);
provided that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and any obligations under or in respect of operating leases shall be deemed not to constitute Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of Vanguard, qualified to perform the task for which it has been engaged.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

     “Initial Notes” has the meaning assigned to it in the preamble to this Indenture.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBS.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
     “Investment Grade Securities” means:
     (1) securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,
     (2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
     (3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances to officers and employees, and, to the extent recorded in conformity with GAAP on the balance sheet of Vanguard as accounts receivable, prepaid expenses or deposits, endorsements for collections or deposits, in each case to the extent arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If Vanguard or any Subsidiary of Vanguard sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Vanguard such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Vanguard, Vanguard shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.05(c) hereof.
     For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05 hereof, (a) “Investments” shall include the portion (proportionate to Vanguard’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Vanguard at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Vanguard shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (1) Vanguard’s “Investment” in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to Vanguard’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Vanguard; and (c) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after January 29, 2010 ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of Vanguard in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by Vanguard and the Restricted Subsidiaries immediately after such transfer.
     “Issue Date” means January 26, 2011, the date on which the Notes are originally issued.
     “Issuer” means Vanguard Health Systems, Inc., a Delaware corporation, and any and all successors thereto.

     “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.
     “LLC Agreement” means the LLC Agreement among certain of the Sponsors and VHS Holdings LLC.
     “Management Group” means the group consisting of the directors, executive officers and other management personnel of Vanguard, VHS Holdco I and VHS Holdco II, as the case may be, on January 29, 2010 together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Vanguard, VHS Holdco I or VHS Holdco II, as the case may be, was approved by a vote of a majority of the directors of Vanguard, VHS Holdco I or VHS Holdco II, as the case may be, then still in office who were either directors on January 29, 2010 or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Vanguard, VHS Holdco I or VHS Holdco II, as the case may be, hired at a time when the directors on January 29, 2010 together with the directors so approved constituted a majority of the directors of Vanguard, VHS Holdco I or VHS Holdco II, as the case may be.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (excluding the portion of such net income attributable to non-controlling interests of Subsidiaries) and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.
     “Net Proceeds” means the aggregate cash proceeds received by Vanguard or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), payments required to be made to holders of non-controlling interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.08(b) hereof to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by Vanguard as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Vanguard after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that any net proceeds of an Asset Sale by a non-guarantor Subsidiary that are subject to restrictions on repatriation to Vanguard shall not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, any Additional Notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and any Exchange Notes.
     “Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means that certain offering memorandum dated January 21, 2011, relating to the initial offering of the Notes.
     “offerings” means the offering of the Notes and the Senior Notes pursuant to the Offering Memorandum.
     “Officer” means the Chairman of the Board, the Vice Chairman (if any), the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.
     “Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of Section 12.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.
     “Pari Passu Indebtedness” means any Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes or any Guarantee, as applicable.
     “Participant” means, with respect to the Depositary, Euroclear, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).
     “Permitted Business” means any business in the healthcare industry, including, without limitation, the business of owning and operating acute care hospitals and other related healthcare services and any services and any captive insurance company, activities or businesses incidental or directly related or reasonably similar thereto and any line of business engaged in by the Issuer or any of its direct or indirect Subsidiaries on January 29, 2010 or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
     “Permitted Debt” is defined in Section 4.07 hereof.
     “Permitted Holders” means, at any time, each of (a) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors), (b) one or more of the executive officers of Vanguard as of January 29, 2010 as listed in the Offering Memorandum related to the Existing VHS Holdco II Notes under the caption “Management” (excluding any representatives of the Sponsors and their Affiliates) and (c) the Management Group, excluding those persons included in clause (b) hereof, with respect to not more than 5.0% of the total voting power of the Equity Interests of Vanguard or any direct or indirect parent company of Vanguard. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.
     “Permitted Investments” means
     (1) any Investment by Vanguard in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;
     (2) any Investment in cash and Cash Equivalents or Investment Grade Securities;
     (3) any Investment by Vanguard or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Vanguard or a Restricted Subsidiary;

     (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described in Section 4.08 hereof or any other disposition of assets not constituting an Asset Sale;
     (5) any Investment existing on January 29, 2010 or made pursuant to binding commitments in effect on January 29, 2010 or an Investment consisting of any extension, modification or renewal of any Investment existing on January 29, 2010 (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of January 29, 2010, of the original Investment so extended, modified or renewed);
     (6) (A) loans and advances to officers, directors and employees, not in excess of $10.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;
     (7) any Investment acquired by Vanguard or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by Vanguard or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) in satisfaction of a judgment or as a result of a foreclosure by Vanguard or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (8) Hedging Obligations permitted under clause (10) of the definition of “Permitted Debt”;
     (9) any Investment by Vanguard or a Restricted Subsidiary since January 29, 2010 in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $90.0 million and (y) 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;
     (10) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.08 hereof;
     (11) Investments the payment for which consists of Equity Interests of the Issuer or any direct or indirect parent companies of the Issuer (exclusive of Disqualified Stock);
     (12) guarantees of Indebtedness permitted under Section 4.07 hereof and performance guarantees consistent with past practice;
     (13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.09 (except transactions described in clauses (b)(2), (6), (7) and (10) thereof);
     (14) Investments of a Restricted Subsidiary acquired after January 29, 2010 or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with Section 5.01 hereof after January 29, 2010 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

     (15) guarantees by Vanguard or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;
     (16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
     (18) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;
     (19) additional Investments in joint ventures of Vanguard or any Restricted Subsidiaries existing on January 29, 2010 in an aggregate amount not to exceed $25.0 million;
     (20) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;
     (21) Investments in a Captive Insurance Subsidiary in an amount that does not exceed the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed plus the amount of any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary, and any Investment by a Captive Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed and made in the ordinary course of its business and rated in one of the four highest rating categories;
     (22) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and
     (23) additional Investments by Vanguard or any Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (23), not to exceed 3.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).
     “Permitted Liens” means the following types of Liens:
     (1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;
     (2) Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;
     (3) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of Vanguard; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further that such Liens may not extend to any other property owned by Vanguard or any Restricted Subsidiary;

     (4) Liens on property at the time Vanguard or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Vanguard or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further that such Liens may not extend to any other property owned by Vanguard or any Restricted Subsidiary;
     (5) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Vanguard or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.07 hereof.
     (6) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;
     (7) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (8) Liens in favor of Vanguard or any Restricted Subsidiary;
     (9) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (25) and (26) of this definition; provided that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (25) and (26) at the time the original Lien became a Permitted Lien under this Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (10) Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing;
     (11) Liens for taxes, assessments or other governmental charges or levies of or against Vanguard or one of its Subsidiaries not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or pursuant to the agreement dated October 25, 2004, entered into under Section 7121 of the Code between Vanguard Health Financial Company LLC and the Commissioner of Internal Revenue with respect to the election under Section 953(d) made (or to be made) by Volunteer Insurance, Ltd. or for property taxes on property that VHS Holdco II or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
     (12) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;
     (13) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Vanguard or any Restricted Subsidiary;
     (14) landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Vanguard or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;
     (15) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Vanguard or any Restricted Subsidiary;
     (16) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of Vanguard or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Vanguard and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Vanguard or any Restricted Subsidiary in the ordinary course of business;
     (17) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
     (18) Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.07 hereof and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;
     (19) any interest or title of a lessor under any lease or sublease entered into by Vanguard or any Restricted Subsidiary in the ordinary course of business;
     (20) licenses of intellectual property granted in a manner consistent with past practice;
     (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (22) Liens solely on any cash earnest money deposits made by Vanguard or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
     (23) Liens with respect to obligations of Vanguard or a Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;
     (24) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;
     (25) Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.07 hereof and Indebtedness permitted to be incurred under Section 4.07(b)(5); provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under Section 4.07(b)(5) hereof may not extend to property owned by Vanguard or any Restricted Subsidiary other than the property being leased or acquired pursuant to such Section 4.07(b)(5);
     (26) Liens existing on the Issue Date;
     (27) Liens securing Indebtedness of the Issuer or a Restricted Subsidiary under Credit Facilities to the extent such Indebtedness has been incurred pursuant to Section 4.07(b)(1) hereof;
     (28) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.07 hereof in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 3.50 to 1.00;

     (29) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
     (30) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;
     (31) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (32) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.07 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and
     (33) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Physician Support Obligation” means a loan to or on behalf of, or a guarantee of indebtedness of, (a) a physician or healthcare professional providing service to patients in the service area of a hospital or other healthcare facility operated by Vanguard or any of its Subsidiaries or (b) any independent practice association or other entity majority-owned by any Person described in clause (a) made or given by Vanguard or any Subsidiary of Vanguard, in each case:
     (1) in the ordinary course of its business; and
     (2) pursuant to a written agreement having a period not to exceed five years.
     “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Vanguard or any Subsidiary of Vanguard to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (1) amounts required to be established as reserves, (2) amounts paid to investors in respect of interest, (3) principal and other amounts owing to such investors and (4) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a) of this definition.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Capital Stock” in any Person means a class of Capital Stock other than Disqualified Stock.
     “Qualified Equity Issuance” means an underwritten public equity offering of Qualified Capital Stock of the Issuer or any direct or indirect parent company of the Issuer (which for the avoidance of doubt shall not include the Sponsors) pursuant to an effective registration statement under the Securities Act that yields Qualified Equity Issuance

Net Proceeds to either the Issuer or any direct or indirect parent company of the Issuer, of at least $25.0 million, whether or not, in the case of a Qualified Equity Issuance by any direct or indirect parent company of the Issuer, such Qualified Equity Issuance Net Proceeds are contributed to the capital of the Issuer, other than (x) any such public sale to any entity that is an Affiliate of the Issuer and (y) any public offering registered on Form S-8.
     “Qualified Equity Issuance Net Proceeds” means the aggregate cash proceeds received by the Issuer or any parent of the Issuer in respect of any Qualified Equity Issuance, net of the direct costs, fees and expenses relating to such Qualified Equity Issuance (including legal, accounting, transfer agent, printing and investment banking fees, filing fees of the Commission or FINRA, and brokerage and sales commissions), and any taxes paid or payable as a result thereof.
     “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of Vanguard in good faith, except that in the event the value of any such assets or Capital Stock exceeds $25.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.
     “Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Board of Directors of Vanguard shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by Vanguard) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Vanguard) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of Vanguard or any Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.
     “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by any Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
     “Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 26, 2011, between the Issuer and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
     “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit Al hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
     “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

     “Responsible Officer” of any Person means (other than the Trustee) any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Indenture. “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Vanguard or VHS Holdco II, as applicable, that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Vanguard.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.
     “Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
     “Securitization Financing” means any transaction or series of transactions that may be entered into by Vanguard or any of its Subsidiaries pursuant to which Vanguard or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Vanguard or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of Vanguard or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by Vanguard or any of its Subsidiaries in connection with such Securitization Assets.
     “Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
     “Securitization Subsidiary” means a Wholly-Owned Subsidiary of Vanguard (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Vanguard or any of its Subsidiaries makes an Investment and to which Vanguard or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of Vanguard or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Vanguard or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Vanguard or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Vanguard or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Vanguard or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Vanguard or any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which Vanguard reasonably believes to be no less favorable to Vanguard or any of its Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of Vanguard and (c) to which neither Vanguard nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Vanguard or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Vanguard or such other Person giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
     “Senior Indenture” means the indenture dated as of January 26, 2011, by and among VHS Holdco II, Vanguard Holding Company II, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.
     “Senior Notes” means the $350.0 million aggregate principal amount of the 7.750% Senior Notes due 2019 of VHS Holdco II and Vanguard Holding Company II, Inc. issued under the Senior Indenture.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of Vanguard as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
     “Sponsors” means one or more investment funds controlled by The Blackstone Group and its Affiliates and one or more investment funds controlled by Morgan Stanley Capital Partners and its Affiliates.
     “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Vanguard or any of its Subsidiaries which Vanguard has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Indebtedness” means any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes.

     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb).
     “Total Assets” means the total consolidated assets of Vanguard and its Restricted Subsidiaries, as shown on the most recent balance sheet of Vanguard.
     “Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2013; provided that if the period from such redemption date to February 1, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Trustee” means U.S. Bank National Association, as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Cash” of any Person means the cash or Cash Equivalents of such Person and its Restricted Subsidiaries that would not appear as “restricted cash” on a consolidated balance sheet of such Person and its Restricted Subsidiaries.
     “Unrestricted Subsidiary” means (a) any Subsidiary of Vanguard that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Vanguard, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Vanguard may designate any Subsidiary of Vanguard (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness (other than Indebtedness represented by short-term, open account working capital rates entered into in the ordinary course of business for cash management purposes and consistent with past practice) of, or owns or holds any Lien on, any property of, Vanguard or any Subsidiary of Vanguard (other than any Subsidiary of the Subsidiary to be so designated); provided that (1) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Vanguard, (2) such designation complies with Section 4.05 hereof, and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any

Indebtedness pursuant to which the lender has recourse to any of the assets of Vanguard or any Restricted Subsidiary. The Board of Directors of Vanguard may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (x) in the case of any Subsidiary of Vanguard (other than VHS Holdco II or any of its Restricted Subsidiaries), either (A) Vanguard’s Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) Vanguard’s Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a pro forma basis taking into account such designation or (y) in the case of any Subsidiary of VHS Holdco II or any of its Restricted Subsidiaries, either (A) VHS Holdco II’s Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) VHS Holdco II’s Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of Vanguard shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “VHS Holdco I” means Vanguard Health Holding Company I, LLC, a direct subsidiary of Vanguard.
     “VHS Holdco II” means Vanguard Health Holding Company II, LLC, an indirect subsidiary of Vanguard.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly-Owned Restricted Subsidiary” is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.
     “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
     Section 1.02 Other Definitions.

Defined
Term	in Section
“Affiliate Transaction”	4.09
“Asset Sale Offer”	3.10
“Authentication Order”	2.02
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01

Defined
Term	in Section
“Excess Proceeds”	4.08
“incur”	4.07
“Legal Defeasance”	8.02
“Offer Period”	3.10
“Paying Agent”	2.03
“Permitted Debt”	4.07
“Qualified Equity Issuance Redemption”	3.08
“Registrar”	2.03
“Restricted Payments”	4.05
     Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the Notes and the Guarantees, if any, means the Issuer and the Guarantors, if any, and any successor obligor upon the Notes and the Guarantees, if any, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
     Section 1.04 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to Sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor Sections or rules adopted by the Commission from time to time.

ARTICLE II
THE NOTES
     Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits Al and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity in excess thereof.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits Al or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit Al hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof and shall be made on the records of the Trustee and the Depositary.
     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:
     (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
     (2) an Officer’s Certificate from the Issuer.
     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount at maturity of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
     Section 2.02 Execution and Authentication. At least one officer must sign the Notes for the Issuer by manual or facsimile signature.
     If an officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall, upon receipt of a written order of the Issuer signed by one officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes and any Exchange Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed the aggregate principal amount at maturity of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
     Section 2.03 Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its subsidiaries may act as Paying Agent or Registrar.
     The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.
     Section 2.04 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value of, or premium or Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

     Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Semi-Annual Accrual Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).
     Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for certificated Notes if:
     (1) the Issuer delivers in writing to the Trustee notice that the Depositary is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice or cessation;
     (2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
     (3) there has occurred and is continuing an Event of Default and the registry has received a request from the Depositary to issue the Certificated Notes.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

     (2) All other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon consummation of a Registered Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in subparagraph (D) above, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (c) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.
     Concurrently with the issuance of such notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount at maturity.
     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT

BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (I) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (I) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d) (3), (e)(2), (e) (3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A

NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
     (4) Contingent Payment Debt Instrument Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT. ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES, AS WELL AS THE COMPARABLE YIELD AND PROJECTED PAYMENTS SCHEDULE, BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: VANGUARD HEALTH SYSTEMS, INC., 20 BURTON HILLS BOULEVARD, SUITE 100, NASHVILLE, TENNESSEE 37215; ATTENTION: GENERAL COUNSEL.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08, 4.11 and 9.05 hereof).
     (3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) The Issuer shall not be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Semi-Annual Accrual Date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of Accreted Value of and Additional Interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
     (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount at maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and its Accreted Value ceases to increase.
     If the Paying Agent (other than the Issuer, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and its Accreted Value ceases to increase.
     Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, if any, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, if any, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual notice are so owned shall be so disregarded.
     Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
     Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
     Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     Section 2.13 CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.14 Issuance of Additional Notes. The Issuer shall be entitled, from time to time, subject to its compliance with Section 4.07 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (a) the date of issuance, (b) the issue price, (c) the amount of Accreted Value on the first Semi-Annual Accrual Date and (d) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any required legends. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture (provided that any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes shall have a different CUSIP number).
     With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate pursuant to a resolution of the Board of Directors of the Issuer, copies of which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (2) the issue price, the issue date and the CUSIP number of such Additional Notes; and
     (3) whether such Additional Notes shall be subject to transfer restrictions or shall be issued in the form of Exchange Notes.
ARTICLE III
REDEMPTION AND PREPAYMENT
     Section 3.01 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur;
     (2) the redemption date;
     (3) the principal amount at maturity of Notes to be redeemed;
     (4) the redemption price; and
     (5) applicable CUSIP numbers.
     Section 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate and subject to DTC’s procedures.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 principal amount at maturity or whole multiples of $1,000 principal amount at maturity; provided that no Notes of $1,000 principal amount at maturity or less shall be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption.
     Section 3.03 Notice of Redemption.
     (a) At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereof.
     (b) The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the Accreted Value and principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in Accreted Value and principal amount at maturity equal to the unredeemed portion of the original Note shall be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Issuer defaults in making such redemption payment, the Accreted Value of the Notes or portions of them called for redemption ceases to increase on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice period is satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     Section 3.05 Deposit of Redemption or Purchase Price. On or before the relevant redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.
     If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, the Accreted Value shall cease to increase and Additional Interest, if any, shall cease to accrue, in each case on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date but on or prior to the related Semi-Annual Accrual Date, then any increase in the Accreted Value shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, the Accreted Value shall continue to increase until such principal is paid, including Additional Interest to the extent lawful, in each case at the rate provided in the Notes and in Section 4.01 hereof.
     Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in Accreted Value and principal amount at maturity to the unredeemed or unpurchased portion of the Note surrendered.
     Section 3.07 Optional Redemption.
     (a) On or after February 1, 2013, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the Accreted Value thereof as of the redemption date) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Semi-Annual Accrual Date:

Year	Percentage
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%
     Unless the Issuer defaults in the payment of the redemption price, the Accreted Value shall cease to increase and Additional Interest, if any, shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (b) At any time prior to February 1, 2013, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Semi-Annual Accrual Date).
     (c) The Issuer may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not violate the terms of this Indenture.
     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     Section 3.08 Redemption Upon Certain Equity Issuances. The Issuer shall be required to redeem the maximum principal amount of Notes that is a minimum principal amount at maturity of $2,000 and an integral multiple of $1,000 in excess thereof (or $1.00 in excess thereof to the extent that all of the Notes are being redeemed) that may be redeemed out of any Qualified Equity Issuance Net Proceeds at a price in cash (A) equal to, prior to February 1, 2013, 105.000% of the Accreted Value thereof as of the redemption date and (B) thereafter, in an amount equal to the redemption price applicable to such Notes on the date on which notice of such redemption is given pursuant to Section 3.07 hereof in each case plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such redemption, in accordance with the procedures set forth in this Indenture, unless the Issuer has given notice of redemption pursuant to Section 3.07 hereof with respect to all of the Notes. Not later than 60 days following the receipt of the Qualified Equity Issuance Net Proceeds from any Qualified Equity Issuance, unless the Issuer has given notice of redemption pursuant to Section 3.07 hereof with respect to all the Notes, the Issuer will mail a notice of redemption to each Holder with a copy to the Trustee (such redemption, a “Qualified Equity Issuance Redemption”) stating:
     (1) that a Qualified Equity Issuance has occurred, the amount of Qualified Equity Issuance Net Proceeds received by the Issuer, and that the Issuer will redeem such Holder’s Notes or a pro rata portion thereof, as discussed below, at a purchase price in cash in an amount equal to the redemption price applicable to such Notes on the date on which the notice of such redemption is given pursuant to Section 3.07 hereof in each case plus accrued and unpaid interest thereon and Additional Interest thereon, if any, to the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant Semi-Annual Accrual Date);
     (2) the circumstances and relevant facts regarding such Qualified Equity Issuance, and the maximum principal amount at maturity of Notes that may be redeemed by the Issuer in the Qualified Equity Issuance Redemption;
     (3) the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the procedures determined by the Issuer, consistent with this Section 3.08, pursuant to which a Holder’s Notes shall be redeemed.
     If the amount of Qualified Equity Issuance Net Proceeds is not sufficient to redeem all of the then outstanding Notes, then the principal amount at maturity of the Notes to be redeemed will be determined pro rata based on the principal amount at maturity outstanding and the selection of the actual Notes for redemption will be made by the Trustee by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to DTC’s procedures) to the extent practicable; provided, however, that no Notes of $2,000 principal amount at maturity or less shall be redeemed in part.
     Notice of a Qualified Equity Issuance Redemption may be delivered in advance of a Qualified Equity Issuance, conditional upon such Qualified Equity Issuance, if a definitive agreement is in place for the Qualified Equity Issuance at the time of delivery of the notice of such Qualified Equity Issuance Redemption.
     The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with the redemption of Notes pursuant to a Qualified Equity Issuance Redemption. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture applicable to a Qualified Equity Issuance Redemption, the Issuer shall comply with such securities laws and regulations and will not be deemed to have failed to make a Qualified Equity Issuance Redemption or redeem Notes pursuant thereto as described above by virtue thereof.
     Section 3.09 Mandatory Redemption. Except as described pursuant to Section 3.08 hereof, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Section 3.10 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.08 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.
     (a) The Asset Sale Offer shall be made to all Holders and if the Issuer elects (or is required by the terms of other Pari Passu Indebtedness), all holders of other indebtedness that is pari passu with the Notes. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Indebtedness, if any, (on a pro rata basis or on nearly a pro rata basis as is practicable (subject to DTC’s procedures), as applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in cash.
     (b) If the Purchase Date is on or after a regular record date and on or before the related Semi-Annual Accrual Date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     (c) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.08 hereof and the length of time the Asset Sale Offer shall remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment shall continue to increase in Accreted Value and accrue Additional Interest, if any,;
     (4) that, unless the Issuer defaults in making such payment, the Accreted Value of any Note accepted for payment pursuant to the Asset Sale Offer shall cease to increase on such Note and Additional Interest, if any, shall cease to accrue after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 principal amount at maturity or integral multiples of $1,000 principal amount at maturity in excess thereof;
     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, and principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount at maturity of Notes and other Pari Passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC’s procedures) based on the principal amount at maturity of Notes and such other

Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 principal amount at maturity, or integral multiples of $1,000 principal amount at maturity in excess thereof, shall be purchased); and
     (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     (d) On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC’s procedures) to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.
     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE IV
COVENANTS
     Section 4.01 Payment of Notes. The Issuer shall pay or cause to be paid the Accreted Value of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. The Accreted Value and premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all Accreted Value of, premium, if any, and interest and Additional Interest, if any, then due. The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Issuer shall pay interest on overdue Accreted Value at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful. Such interest shall be paid in the form of an increase in the Accreted Value.
     Section 4.02 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
     Section 4.03 Reports to Holders.
     (1) Whether or not required by the Commission, so long as any Notes are outstanding, Vanguard shall furnish to the Holders of Notes, within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ended December 31, 2010 or (in the case of annual financial information) within 90 days after the end of each fiscal year, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Vanguard were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Vanguard’s certified independent accountants.
     In addition, whether or not required by the Commission, Vanguard shall file a copy of all of the information and reports referred to above with the Commission for public availability within the time periods specified above (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
     (2) So long as any Notes remain outstanding, Vanguard shall furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (3) So long as a parent company of Vanguard is a Guarantor (there being no obligation of any such parent company to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of Vanguard (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this Section 4.03 may, at the option of Vanguard, be filed by and be those of such parent company rather than Vanguard. Vanguard shall be deemed to be in compliance with the provisions of this Section 4.03 if Vanguard or such parent company shall have filed such reports, documents and other information with the Commission using its Electronic Data Gathering, Analysis and Referral System or any successor system.
     (4) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the Commission of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.
     Section 4.04 Compliance Certificate.
     (a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate stating that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.
     (b) So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

     Section 4.05 Limitation on Restricted Payments.
     (a) Vanguard shall not, and shall not permit any of its Restricted Subsidiaries to directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of Vanguard’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by Vanguard payable in Equity Interests (other than Disqualified Stock) of Vanguard or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to Vanguard or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Vanguard or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer, including in connection with any merger or consolidation involving either the Issuer or any such parent entity;
     (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of Vanguard (other than (A) Indebtedness permitted under clauses (8) and (9) of the definition of “Permitted Debt” or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or
     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
     (B) (1) with respect to a Restricted Payment by Vanguard or any of its Restricted Subsidiaries (other than VHS Holdco II or any of its Restricted Subsidiaries), Vanguard would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a)(i) hereof (it being understood that for purposes of calculating the Fixed Charge Coverage Ratio for this purpose only, any of Vanguard’s non-cash interest expense and amortization of original issue discount shall be excluded) and (2) with respect to a Restricted Payment by VHS Holdco II or any of its Restricted Subsidiaries, VHS Holdco II would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a)(ii) hereof; and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Vanguard and the Restricted Subsidiaries after January 29, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (11), (12), (13), (15), (16), (20) and (21) of Section 4.05(b), is less than the sum, without duplication, of
     (i) 50% of the Consolidated Net Income (it being understood that for purposes of calculating Consolidated Net Income pursuant to Section 4.05(a)(4)(C)(i) only,

any of Vanguard’s non-cash interest expense and amortization of original issue discount shall be excluded) of Vanguard for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after January 29, 2010, to the end of Vanguard’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of Vanguard, of property and marketable securities received by the Issuer since immediately after January 29, 2010 from the issue or sale of (x) Equity Interests of Vanguard (including Retired Capital Stock (as defined below)) (other than (a) Excluded Contributions, (b) Designated Preferred Stock, (c) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of Vanguard, any direct or indirect parent entities of Vanguard and its Subsidiaries following January 29, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and (d) Refunding Capital Stock (as defined below)) and, to the extent actually contributed to Vanguard, Equity Interests of any direct or indirect parent entities of Vanguard and (y) debt securities of Vanguard that have been converted into such Equity Interests of Vanguard (other than Refunding Capital Stock or Equity Interests or convertible debt securities of Vanguard sold to a Restricted Subsidiary or Vanguard, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
     (iii) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of Vanguard, of property and marketable securities contributed to the capital of Vanguard following January 29, 2010 (other than (x) Excluded Contributions, (y) the Cash Contribution Amount and (z) contributions by a Restricted Subsidiary), plus
     (iv) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of Vanguard, of property and marketable securities received after January 29, 2010 by means of (x) the sale or other disposition (other than to Vanguard or a Restricted Subsidiary) of Restricted Investments made by Vanguard or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Vanguard or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by Vanguard or its Restricted Subsidiaries or (y) the sale (other than to Vanguard or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of Section 4.05(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus
     (v) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into Vanguard or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to Vanguard or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of Vanguard in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of Section 4.05(b) or to the extent such Investment constituted a Permitted Investment).

     (b) The preceding provisions of Section 4.05(a) hereof shall not prohibit:
     (1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the irrevocable redemption notice, as the case may be, if, at the date of declaration or notice, such dividend, distribution or redemption payment, as the case may be, would have complied with the provisions of this Indenture;
     (2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer (“Retired Capital Stock”) or Subordinated Indebtedness, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Refunding Capital Stock;
     (3) the redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of Vanguard made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Vanguard, which is incurred in compliance with Section 4.07 hereof, so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, (B) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value;
     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of Vanguard, any of its Subsidiaries or (to the extent such person renders services to the businesses of Vanguard and its Subsidiaries) Vanguard’s direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $12.5 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by Vanguard or any of its direct or indirect parent entities) (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of Vanguard and, to the extent contributed to Vanguard, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of Vanguard, any of its Subsidiaries or (to the extent such person renders services to the businesses of Vanguard and its Subsidiaries) Vanguard’s direct or indirect parent entities, that occurs after January 29, 2010 plus (B) the cash proceeds of key man life insurance policies received by Vanguard or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to Vanguard, after January 29, 2010 (provided that Vanguard may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this Section 4.05 or any other provision of this Indenture;

     (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (7) the payment of dividends on the common equity interests of the Issuer (or the payment of dividends to any direct or indirect parent of the Issuer to fund a payment of dividends on such entity’s common stock) following the first public offering of the common stock of the Issuer, or the common equity interests of any of their direct or indirect parent entities after January 29, 2010, of up to 6.0% per annum or the net proceeds received by or contributed to the Issuer in any public offering, other than public offerings with respect to common equity interests registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and other than any public sale constituting an Excluded Contribution;
     (8) Restricted Payments equal to the amount of Excluded Contributions;
     (9) the declaration and payment of dividends to, or the making of loans to, VHS Holdings LLC, a Delaware limited liability company, or any direct or indirect parent entity in amounts required for VHS Holdings LLC or such parent entity to pay:
     (A) (i) overhead (including salaries and other compensation expenses) and franchise or similar tax liabilities, legal, accounting and other professional fees and expenses in connection with, and to the extent attributable, to the maintenance of VHS Holdings LLC’s existence and its ownership of Vanguard or any of its Subsidiaries, as applicable, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with, and to the extent attributable to, the maintenance of VHS Holdings LLC’s existence and its ownership of Vanguard or any of its Subsidiaries, as applicable; and
     (B) with respect to each tax year (or portion thereof) in which Vanguard is treated, for U.S. federal income tax purposes and/or applicable state and local income tax purposes, as a member of a consolidated, combined or similar tax group of which a direct or indirect parent of Vanguard is the common parent (a “Tax Group”), the portion of the income taxes of such Tax Group attributable to the income of Vanguard and/or its subsidiaries (as applicable); provided that (x) such amounts for any tax year (or portion thereof) shall not exceed the income taxes that would have been paid directly by Vanguard and/or its subsidiaries (as applicable) for such tax year (or portion thereof) if Vanguard had been a stand-alone taxpayer or the parent of a stand-alone consolidated group and (y) amounts attributable to income of any Unrestricted Subsidiary of Vanguard shall be permitted only to the extent of any payments by such Unrestricted Subsidiary to Vanguard or its Restricted Subsidiaries for such purpose;
     (10) [Reserved];
     (11) distributions or payments of Securitization Fees;
     (12) cash dividends or other distributions on Capital Stock of Vanguard or any of its Restricted Subsidiaries used to, or the making of loans, the proceeds of which shall be used to, fund the payment of fees and expenses incurred in connection with the Acquisitions, the offerings or owed to Affiliates, in each case to the extent permitted by Section 4.09 hereof;

     (13) declaration and payment of dividends to holders of any class or series of Disqualified Stock of Vanguard or any Restricted Subsidiary issued in accordance with Section 4.07 hereof to the extent such dividends are included in the definition of Fixed Charges;
     (14) other Restricted Payments since January 29, 2010 in an aggregate amount not to exceed $100.0 million;
     (15) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after January 29, 2010 and the declaration and payment of dividends to any direct or indirect parent company of Vanguard, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of Vanguard issued after January 29, 2010; provided that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, (1) in the case of Designated Preferred Stock of Vanguard or any direct or indirect parent company of Vanguard, Vanguard would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (2) in the case of Designated Preferred Stock of VHS Holdco II or any of its Restricted Subsidiaries, VHS Holdco II would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 (it being understood, in each case, that for purposes of calculating the Fixed Charge Coverage Ratio for this purpose only, any of Vanguard’s non-cash interest expense and amortization of original issue discount shall be excluded) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (15) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock issued after January 29, 2010;
     (16) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Vanguard or a Restricted Subsidiary by, Unrestricted Subsidiaries;
     (17) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described in Section 4.08 and Section 4.11 hereof; provided that all Notes tendered by Holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
     (18) [Reserved];
     (19) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of Vanguard or any direct or indirect parent entity of Vanguard that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Vanguard; provided that, as a result of such consolidation, merger or transfer of assets, the Issuer has made a Change of Control Offer pursuant to Section 4.11 hereof and any Notes tendered in connection therewith have been purchased;
     (20) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries; provided that the Board of Directors of Vanguard shall have determined in good faith that such payments are not made for the purpose of evading the limitations of this Section 4.05; and
     (21) any Restricted Payment with the proceeds of the offering of Notes as described under the caption “Use of Proceeds” in the Offering Memorandum relating to the Notes.
provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses 4.05(b)(2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (7), (11), (13), (14), (15), (16), (17) and (20) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Vanguard or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.05 shall be determined in good faith by the Board of Directors of Vanguard.
     (d) Vanguard shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by Vanguard and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.05 or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
     Section 4.06 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) Vanguard shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to Vanguard or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Vanguard or any of its Restricted Subsidiaries;
     (2) make loans or advances to Vanguard or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to Vanguard or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.06(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Existing Indebtedness, the Credit Agreement and related documentation, Hedging Obligations, the Existing Indenture, the Existing VHS Holdco Notes, the Senior Indenture and the Senior Notes;
     (2) this Indenture and the Notes;
     (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 4.06(a)(3) hereof;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by Vanguard or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
     (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

     (7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.07 and 4.10 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;
     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (9) other Indebtedness of Restricted Subsidiaries which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.07 hereof and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to Vanguard, taken as a whole, as determined by the Board of Directors of Vanguard in good faith, than the provisions contained in the Credit Agreement or in the Existing Indenture, in each case, as in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends in any amount sufficient, as determined by the Board of Directors of Vanguard in good faith, to make scheduled payments on the Notes when due;
     (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, including, without limitation, provisions limiting the disposition or distribution of assets or property; provided that such limitations are applicable only to the assets or property that are the subject of such joint venture agreements and are owned by such joint venture;
     (11) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Vanguard or any Restricted Subsidiary;
     (12) customary provisions contained in licenses of intellectual property and other similar agreements entered into in the ordinary course of business;
     (13) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
     (14) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
     (15) contracts entered into in the ordinary course of business, not related to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Vanguard or any Restricted Subsidiary in any manner material to Vanguard or any Restricted Subsidiary;
     (16) any encumbrances or restrictions of the type referred to in Section 4.06(a)(1), (2) and (3) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 4.06(b)(1), (2) and (5); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of Vanguard, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or
     (17) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided that such restrictions apply only to such Securitization Subsidiary.
     Section 4.07 Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.
     (a) Vanguard shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Vanguard shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided that (i) Vanguard and any of its Restricted Subsidiaries (other than VHS Holdco II or any of its Restricted Subsidiaries) may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary of Vanguard (other than VHS Holdco II or any of its Restricted Subsidiaries) may issue Preferred Stock if the Fixed Charge Coverage Ratio for Vanguard’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period, and (ii) VHS Holdco II or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and may issue Preferred Stock if the Fixed Charge Coverage Ratio for VHS Holdco II’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
     (b) The provisions of Section 4.07(a) hereof shall not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):
     (1) Indebtedness under Credit Facilities together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,275.0 million outstanding at any one time less the amount of all permanent reductions of Indebtedness thereunder as a result of principal payments actually made with Net Proceeds from Asset Sales;
     (2) Indebtedness represented by the Existing VHS Holdco II Notes (including any guarantees thereof and the notes and guarantees thereof issued or to be issued in exchange therefor);
     (3) Indebtedness represented by the Senior Notes and the guarantees thereof and the Senior Notes and guarantees thereof to be issued in exchange therefor, and, Indebtedness represented by the Notes and the Notes to be issued in exchange therefor, in each case such exchange being made pursuant to the Registration Rights Agreements;
     (4) Existing Indebtedness (other than Indebtedness described in Sections 4.07(b)(1), (2) and (3));
     (5) Indebtedness (including Capitalized Lease Obligations) incurred or issued by Vanguard or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used by or useful to Vanguard or any Restricted Subsidiary in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (5) of Section 4.07(b) does not exceed the greater of $75.0 million and 3.0% of Total Assets;
     (6) Indebtedness incurred by Vanguard or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;
     (7) Indebtedness arising from agreements of Vanguard or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on January 29, 2010) of Vanguard or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (A) of Section 4.07(b)(7) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Vanguard and any Restricted Subsidiaries in connection with such disposition;
     (8) Indebtedness of Vanguard owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Vanguard or any Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Vanguard or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer is the obligor on such Indebtedness owing to a Restricted Subsidiary, other than Indebtedness represented by short-term, open account working capital notes entered into in the ordinary course of business for cash management purposes and consistent with past practice, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes;
     (9) shares of Preferred Stock of a Restricted Subsidiary issued to Vanguard or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Vanguard or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;
     (10) Hedging Obligations of Vanguard or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;
     (11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by Vanguard or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;
     (12) Preferred Stock that is not Disqualified Stock and is issued by a Restricted Subsidiary of Vanguard to a Person holding a minority Equity Interest in such Restricted Subsidiary (after giving effect to such issuance); provided that such Preferred Stock is not exchangeable or convertible into Indebtedness of Vanguard or any of its Restricted Subsidiaries and does not require any cash payment of dividends or distributions at any time that such cash payment would result in a Default or an Event of Default; provided, further, that the aggregate liquidation preference of all Preferred Stock issued pursuant to this clause (12) of Section 4.07(b) shall not exceed $25.0 million;
     (13) Indebtedness of Vanguard or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (13), does not at any one time outstanding, when taken together with any Refinancing Indebtedness in respect thereof, exceed the greater of (x) $150.0 million and (y) 5.0% of Total Assets (it being understood that (A) any Indebtedness or Preferred Stock incurred by Vanguard or any of its Restricted Subsidiaries (other than VHS Holdco II or any of its Restricted Subsidiaries) pursuant to this clause (13) shall cease to be deemed incurred or outstanding for purposes of this clause (13) but shall be deemed incurred for the purposes of Section 4.07(a) hereof from and after the first date on which Vanguard or such Restricted Subsidiary (other than VHS

Holdco II or any of its Restricted Subsidiaries) could have incurred such Indebtedness or Preferred Stock pursuant to Section 4.07(a) hereof without reliance on this clause (13) and (B) any Indebtedness or Preferred Stock incurred by VHS Holdco II or any of its Restricted Subsidiaries pursuant to this clause (13) shall cease to be deemed incurred or outstanding for purposes of this clause (13) but shall be deemed incurred for the purposes of Section 4.07(a) hereof from and after the first date on which VHS Holdco II or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock pursuant to Section 4.07(a) hereof without reliance on this clause (13));
     (14) any guarantee by either the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of Vanguard or any Restricted Subsidiary so long as the incurrence of such Indebtedness by Vanguard or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes;
     (15) the incurrence by Vanguard or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under Section 4.07(a) hereof and clauses (2), (3), (4) and (13) of Section 4.07(b) hereof, this clause (15) and clause (16) of Section 4.07(b) hereof or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of the Issuer or (y) Indebtedness or Preferred Stock of Vanguard or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced;
     (16) Indebtedness or Preferred Stock of Persons that are acquired by Vanguard or any Restricted Subsidiary or merged into Vanguard or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, (x) in the case of an acquisition or merger with the Issuer or any of the Issuer’s Restricted Subsidiaries (other than VHS Holdco II or any of its Restricted Subsidiaries) either (A) Vanguard or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a)(i) hereof or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition and (y) in the case of an acquisition or merger with VHS Holdco II or any of its Restricted Subsidiaries, either (A) VHS Holdco II or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a)(ii) hereof or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;
     (17) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness, other than credit or purchase cards, is extinguished within five Business Days of its incurrence;
     (18) Indebtedness of Vanguard or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

     (19) Contribution Indebtedness;
     (20) Indebtedness consisting of the financing of insurance premiums;
     (21) Indebtedness incurred on behalf of or representing guarantees of Indebtedness of joint ventures of Vanguard or any Restricted Subsidiary not in excess of $25.0 million at any time outstanding;
     (22) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to Vanguard or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standard Securitization Undertakings);
     (23) Physician Support Obligations incurred by Vanguard or any Restricted Subsidiary;
     (24) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in Section 4.05(b)(4);
     (25) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
     (26) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;
     (27) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis; and
     (28) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (27) of Section 4.07(b) hereof.
     For purposes of determining compliance with this Section 4.07, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (28) of Section 4.07(b) hereof, or is entitled to be incurred pursuant to Section 4.07(a) hereof, Vanguard shall be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07. Indebtedness under the Credit Agreement outstanding on January 29, 2010 shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The maximum amount of Indebtedness that Vanguard and its Restricted Subsidiaries may incur pursuant to this Section 4.07 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.
     Section 4.08 Asset Sales.
     (a) Vanguard shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) Vanguard (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (as determined in good faith by the principal financial officer of Vanguard or, in the case of assets and Equity Interests having a value in excess of $25.0 million, by the Board of Directors of Vanguard) of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by Vanguard or such Restricted Subsidiary is in the form of cash or Cash Equivalents.
     The amount of (A) any liabilities (as shown on Vanguard’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Vanguard or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which Vanguard and all Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities received by Vanguard or such Restricted Subsidiary from such transferee that are converted by Vanguard or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof and (C) any Designated Non-cash Consideration received by Vanguard or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by Vanguard), taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of Section 4.08(a)(2) and for no other purpose.
     Notwithstanding the foregoing, the 75% limitation referred to in this clause (2) of Section 4.08(a) shall not apply to any Asset Sale in which the amount of consideration of the type referred to this clause (2) of Section 4.08(a) received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
     (b) Within 395 days after the receipt of any Net Proceeds by Vanguard or any Restricted Subsidiary from an Asset Sale, Vanguard or such Restricted Subsidiary may apply those Net Proceeds at its option to:
     (1) permanently reduce Obligations under the Credit Agreement (and, in the case of revolving Obligations under the Credit Agreement, to correspondingly reduce commitments with respect thereto) or other Indebtedness of the Issuer secured by a Lien or Pari Passu Indebtedness (provided that if the Issuer shall so reduce Obligations under such Pari Passu Indebtedness, it shall equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest and Additional Interest, if any, the pro rata Accreted Value of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to either the Issuer or an Affiliate of the Issuer (provided that in the case of any reduction of any revolving obligations, the Issuer or such Restricted Subsidiary shall effect a corresponding reduction of commitments with respect thereto); provided that, if an offer to purchase any Indebtedness of VHS Holdco II or any of its Restricted Subsidiaries is made in accordance with the terms of such Indebtedness, the obligation to permanently reduce Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer that is not at such time permitted to be dividended by VHS Holdco II and its Restricted Subsidiaries to Vanguard, whether or not accepted in such offer by the holders of such Indebtedness of VHS Holdco II or such Restricted Subsidiary, and no Net Proceeds in such amount will be deemed to exist following such offer;
     (2) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Vanguard or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or
     (3) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in Vanguard or a Restricted

Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale;
provided that the 395-day period provided above to apply any portion of Net Proceeds in accordance with clause (2) or (3) of this Section 4.08(b) shall be extended by an additional 180 days if by not later than the 395th day after receipt of such Net Proceeds, Vanguard or a Restricted Subsidiary, as applicable, has entered into a bona fide binding commitment with a Person other than an Affiliate of the Issuer to make an investment of the type referred to in either such clause in the amount of such Net Proceeds.
     (c) When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph (“Excess Proceeds”) exceeds $30.0 million, the Issuer shall make an Asset Sale Offer to all Holders of Notes and any other Pari Passu Indebtedness requiring the making of such an offer to purchase on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC’s procedures) the maximum principal amount at maturity of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the Accreted Value plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
     (d) Pending the final application of any Net Proceeds, Vanguard or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     (e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
     (f) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.
     Section 4.09 Limitation on Transactions with Affiliates.
     (a) Vanguard shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:
     (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Vanguard or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Vanguard or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
     (2) Vanguard delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of Vanguard set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of Vanguard.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.09(a) hereof:
     (1) transactions between or among Vanguard and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;
     (2) Restricted Payments and Permitted Investments permitted by this Indenture;
     (3) the payment to Sponsors of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of the greater of (A) $6.0 million and (B) 2.0% of EBITDA of VHS Holdco II and its Restricted Subsidiaries for the immediately preceding fiscal year, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after January 29, 2010), and the execution of any management or monitoring agreement subject to the same limitations;
     (4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Vanguard, any Restricted Subsidiary or (to the extent such person renders services to the businesses of Vanguard and its Subsidiaries) any of Vanguard’s direct or indirect parent entities;
     (5) payments by Vanguard or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of Vanguard in good faith;
     (6) transactions in which Vanguard or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Vanguard or such Restricted Subsidiary from a financial point of view;
     (7) payments or loans (or cancellations of loans) to employees or consultants of Vanguard, any Restricted Subsidiary or (to the extent such person renders services to the businesses of Vanguard and its Subsidiaries) any of Vanguard’s direct or indirect parent entities, which are approved by a majority of the Board of Directors of Vanguard in good faith and which are otherwise permitted under this Indenture;
     (8) payments made or performance under any agreement as in effect on January 29, 2010 or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the original agreement as in effect on January 29, 2010);
     (9) the existence of, or the performance by Vanguard or any of its Restricted Subsidiaries of its obligations under the terms of, the LLC Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party on January 29, 2010 and any similar agreement that it may enter into thereafter); provided that the existence of, or the performance by Vanguard or any of its Restricted Subsidiaries of its obligations under any future amendment to the LLC Agreement or under any similar agreement or amendment thereto entered into after January 29, 2010 shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to Holders of the Notes in any material respect;
     (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to Vanguard and or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of Vanguard or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

     (11) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of Vanguard, or to any Permitted Holder;
     (12) any transaction effected as part of a Qualified Securitization Financing;
     (13) any transaction with a Captive Insurance Subsidiary in the ordinary course of operations of such Captive Insurance Subsidiary;
     (14) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of their Restricted Subsidiaries and any employment agreements entered into by Vanguard or any of the Restricted Subsidiaries in the ordinary course of business;
     (15) transactions with joint ventures in Permitted Businesses entered into in the ordinary course of business and in a manner consistent with past practice;
     (16) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Vanguard; and
     (17) Investments by any of the Sponsors in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.
     Section 4.10 Limitation on Liens. Vanguard shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness of Vanguard (other than Permitted Liens) on any asset or property of Vanguard or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:
     (1) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or
     (2) in all other cases, the Notes are equally and ratably secured.
     Section 4.11 Offer to Repurchase Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to a principal amount at maturity of $2,000 or an integral multiple of $1,000 principal amount at maturity) of that Holder’s Notes repurchased at a purchase price in cash equal to 101% of the Accreted Value thereof (as of the date of such purchase) plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Semi-Annual Accrual Date (the “Change of Control Payment”). Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

     (3) that any Note not tendered shall continue to accrue interest;
     (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, the Accreted Value on all Notes accepted for payment pursuant to the Change of Control Offer shall cease to increase and Additional Interest, if any, shall cease to accrue, after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes completed, or transfer by book entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;
     (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount at maturity or an integral multiple thereof.
The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 by virtue of such conflict.
     (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount at maturity of Notes or portions of Notes being purchased by the Issuer.
     The paying agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount at maturity of $2,000 or an integral multiple of $1,000 principal amount at maturity in excess thereof.
     The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 4.11, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.11.

     Section 4.12 Payments for Consent. Vanguard shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     Section 4.13 [Reserved].
     Section 4.14 Future Guarantors. Vanguard will cause each Wholly-Owned Restricted Subsidiary (other than a Foreign Subsidiary or a Securitization Subsidiary) that guarantees any Indebtedness of Vanguard (other than Indebtedness of Vanguard that represents a guarantee of Indebtedness of a Restricted Subsidiary permitted to be incurred under this Indenture) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Wholly-Owned Restricted Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     Section 4.15 Suspension of Covenants.
     (a) If on any date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Sections 4.05 hereof, 4.06 hereof, 4.07 hereof, 4.08 hereof, 4.09 hereof and 5.01(4) hereof shall not be applicable to the Notes (collectively, the “Suspended Covenants”).
     (b) During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to clause (ii) of the definition of “Unrestricted Subsidiary.”
     (c) In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset to zero.
     (d) Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made shall be calculated as though the limitations contained in Section 4.05 had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be deemed to have been incurred or issued pursuant to Section 4.07(b)(4).
     (e) The Issuer shall promptly deliver an Officer’s Certificate certifying the occurrence of any and all Covenant Suspension Events and the date thereof, any and all Reversion Dates, which shall clearly identify the Suspended Covenants. The Trustee shall have no obligation to monitor the occurrence of any Covenant Suspension Event or Reversion Date and may rely conclusively on the information provided to it in the certification described in this paragraph.

ARTICLE V
SUCCESSORS
     Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer. The Issuer may not, directly or indirectly: (a) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
     (1) either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States or the District of Columbia (such Issuer or the Person, as the case may be, hereinafter referred to as the “Successor Company”);
     (2) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided that at all times, a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia must be an issuer of the Notes;
     (3) immediately after such transaction no Default or Event of Default exists;
     (4) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a)(i) hereof determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for Vanguard and its Restricted Subsidiaries immediately prior to such transaction; and
     (5) the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Indenture.
     Section 5.02 Successor Corporation Substituted. The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes. Notwithstanding the provisions of clauses (3) and (4) of Section 5.01 hereof, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Vanguard or to another Restricted Subsidiary and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, so long as the amount of Indebtedness of Vanguard and its Restricted Subsidiaries is not increased thereby.
     If a direct or indirect parent organized or existing under the laws of the United States, any state of the United States or the District of Columbia (“Parent”) of Vanguard assumes the obligations under this Indenture in a transaction which meets the requirements of Section 5.01 hereof, treating Parent as the Successor Company for purposes of such covenant, all obligations of Vanguard under this Indenture shall be discharged except to the extent that Vanguard is or becomes a Subsidiary or Restricted Subsidiary. In such event, Parent shall succeed to, and be substituted for, Vanguard under this Indenture and the Notes.

ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default. An “Event of Default” is defined as any of the following:
     (1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of the Accreted Value, or premium, if any, on the Notes issued under this Indenture;
     (2) the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes issued under this Indenture and such default continues for a period of 30 days;
     (3) the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes;
     (4) the Issuer or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Vanguard or any Restricted Subsidiary or the payment of which is guaranteed by Vanguard or any Restricted Subsidiary (other than Indebtedness owed to Vanguard or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after January 29, 2010, if (A) such default either (i) results from the failure to pay any such Indebtedness at its Stated Maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the Holder or Holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30.0 million or more at any one time outstanding;
     (5) the Issuer or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $30.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (6) the Issuer or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; and
     (7) a court of competent jurisdiction interest an order or decree under Bankruptcy Law that:
     (A) is for relief against the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

     (B) appoints a custodian of the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
     (C) orders the liquidation of the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and the order of decree remains unstayed and in effect for 60 consecutive days.
     Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% at maturity in principal amount of outstanding Notes under this Indenture may declare the Accreted Value of and accrued interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.
     Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(6) or (7) above with respect to the Issuer occurs and is continuing, then all unpaid Accreted Value of, and premium, if any, and accrued and unpaid interest and Additional Interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value, premium and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Past Defaults.
     (a) At any time after a declaration of acceleration with respect to the Notes issued under this Indenture as described in the preceding paragraph, the Holders of a majority in principal amount at maturity of the outstanding Notes issued under this Indenture may rescind and cancel such declaration and its consequences:
     (1) if the rescission would not conflict with any judgment or decree;
     (2) if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest that has become due solely because of the acceleration;
     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue Accreted Value, which has become due otherwise than by such declaration of acceleration, has been paid;
     (4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
     (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(5), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount at maturity of the Notes issued under this Indenture may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the Accreted Value or principal of or interest on such Notes.
     (b) In the event of any Event of Default specified in clause (4) of Section 6.01 hereof, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the Accreted Value of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
     Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
     Section 6.06 Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) during such 60-day period, Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Accreted Value, premium and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of Accreted Value of, premium and Additional Interest, if any, remaining unpaid on, the Notes and interest on overdue Accreted Value and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for Accreted Value, premium and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value, premium and Additional Interest, if any and interest, respectively; and
     Third: to the Issuer or to such party as a court of competent jurisdiction shall direct in writing.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount at maturity of the then outstanding Notes.
ARTICLE VII
TRUSTEE
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall have no duty to verify the accuracy of calculations or other matters set forth herein).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to it or security satisfactory to it against any losses, liabilities or expenses.
     (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (k) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (l) The Issuer shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Issuer with the Internal Revenue Service and the Holders relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
     Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of Accreted Value, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).
     The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuer and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.
     Section 7.07 Compensation and Indemnity.
     (a) The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Issuer and each Guarantor, if any, jointly and severally, shall indemnify the Trustee (including the Trustee’s officers, directors, employees and agents) against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Issuer and the Guarantors, if any, (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, if any, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any of the Guarantors, if any, of their obligations hereunder. The Issuer or such Guarantor, if any, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and the Guarantors, if any, as applicable, shall pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Issuer and any Guarantor, if any, shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, if any, as applicable, and such parties in connection with such defense. Neither the Issuer nor any Guarantor, if any, need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     (c) The obligations of the Issuer and the Guarantors, if any under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.
     (d) To secure the Issuer’s and the Guarantors’, if any, payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
     Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition, at the expense of the Issuer, any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger, etc.If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

     Section 7.11 Preferential Collection of Claims Against the Issuer. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
     Section 8.02 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the Accreted Value, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Issuer’s obligations with respect to such Notes under Article II and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties, protections, indemnities and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and
     (4) this Article VIII.
     Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
     Section 8.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and clauses (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof shall not constitute Events of Default.
     Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued hereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value or principal of, or interest and premium and Additional Interest, if any, on, the outstanding Notes issued hereunder on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated maturity or to a particular redemption date;
     (2) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
     (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which Vanguard or any of its Restricted Subsidiaries is a party or by which Vanguard or any of its Restricted Subsidiaries is bound;
     (6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
     (7) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article VIII to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 8.06 Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the Accreted Value of, principal of, premium or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such Accreted Value, principal, premium or Additional Interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
     Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of Accreted Value, principal of, premium or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (3) to provide for the assumption of the Issuer’s obligations to Holders of the Notes by a successor to the Issuer pursuant to Article V;
     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;
     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to add a Guarantee with respect to the Notes or to release a Guarantee of the Notes;
     (7) to conform the text of this Indenture or the Notes to any provision of the “Description of Senior Discount Notes” in the Offering Memorandum to the extent that such provision in the Description of Senior Discount Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or
     (8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof.
     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     Section 9.02 With Consent of Holders of Notes.
     (a) Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.08 and 4.11 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the Accreted Value of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     (b) Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.
     (c) It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.

Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the Accreted Value or principal amount at maturity of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the Accreted Value or principal amount at maturity of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued hereunder (other than provisions relating to Sections 4.08 and 4.11 hereof);
     (3) reduce the rate of or change the time for payment of interest on any Note issued hereunder;
     (4) waive a Default or Event of Default in the payment of Accreted Value or principal of, or interest or premium or Additional Interest, if any, on the Notes issued hereunder (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes issued hereunder and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Accreted Value or principal of, or interest or premium or Additional Interest, if any, on, the Notes issued hereunder;
     (7) waive a redemption payment with respect to any Note issued hereunder (other than a payment required by Section 4.08 or 4.11 hereof);
     (8) make any change in the preceding amendment and waiver provisions; or
     (9) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner that would materially adversely affect the Holders of the Notes.
     Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
     Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
     Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE X
GUARANTEES
     Section 10.01 Guarantees.
     (a) Subject to this Article X, each Guarantor, if any, hereby jointly and severally, irrevocably and unconditionally guarantees on a senior unsecured basis as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns:
     (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of Accreted Value of, premium, if any, or Additional Interest on in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes; and
     (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).
     Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
     (b) The Guarantors, if any, hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.03.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

     (d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
     (e) Except as expressly set forth in Sections 8.01, 10.02, 10.03 and 10.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
     (f) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
     (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.
     (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.
     (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
     (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     Section 10.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable fraudulent conveyance or fraudulent transfer provisions of the United States Bankruptcy Code or any comparable provisions of State law or similar laws affecting the rights of creditors generally.

     Section 10.03 Release. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall automatically and unconditionally be released and discharged from all of its obligations under this Article X if:
     (a) all of its assets or Capital Stock is sold or transferred, in each case in a transaction in compliance with Section 4.08 hereof;
     (b) such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture;
     (c) the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of Vanguard or the repayment of the Indebtedness which resulted in the obligation to guarantee the Notes; or
     (d) the exercise by Vanguard of its legal defeasance option or covenant defeasance option pursuant to Article VIII hereof.
     Section 10.04 Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
     Section 10.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
     Section 10.06 Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
     Section 10.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.14 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE XI
SATISFACTION AND DISCHARGE
     Section 11.01 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
     (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year or are to be called for redemption within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for Accreted Value or principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
     (2) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
     (3) in the event of a deposit as provided in clause (1)(b) above, the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.
     In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to this Section 11.01(1)(b), the provisions of Sections 11.02 and 8.06 hereof shall survive such satisfaction and discharge. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
     Section 11.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, interest or premium or Additional Interest, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.
     Section 12.02 Notices. Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
     If to the Issuer:
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Facsimile No.: 615-665-6197
Attention: General Counsel
     With a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 455-2502
Attention: Risë B. Norman, Esq.
     If to the Trustee:
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Facsimile No.: (651) 495-5333
Attention: Joshua A. Hahn
     The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
     Section 12.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Issuer shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent entity, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     Section 12.08 Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 12.09 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor, if any, in this Indenture shall bind its successors, except as otherwise provided in Section 12.04 hereof.
     Section 12.10 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.11 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 12.12 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

Dated as of January 26, 2011

SIGNATURES VANGUARD HEALTH SYSTEMS, INC., as Issuer
By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

[Senior Discount Notes Indenture Signature Page]

Dated as of January 26, 2011

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Joshua A. Hahn
Authorized Signatory

[Senior Discount Notes Indenture Signature Page]

EXHIBIT A1
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (I) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (I) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT. ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES, AS WELL AS THE COMPARABLE YIELD AND PROJECTED PAYMENTS SCHEDULE, BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: VANGUARD HEALTH SYSTEMS, INC., 20 BURTON HILLS BOULEVARD, SUITE 100, NASHVILLE, TENNESSEE 37215; ATTENTION: GENERAL COUNSEL.

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CUSIP/ISIN
10.375% Senior Discount Notes due 2016

No. ____	$_____________
VANGUARD HEALTH SYSTEMS, INC.
promise to pay to CEDE & CO. or registered assigns, the principal sum of $_______________ DOLLARS on February 1, 2016.
Accreted Value Dates: February 1 and August 1
Record Dates: January 15 and July 15
Dated: January 26, 2011

VANGUARD HEALTH SYSTEMS, INC.,
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:	Authorized Signatory

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[Back of Note]
10.375% Senior Discount Notes due 2016
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Vanguard Health Systems, Inc., a Delaware corporation, promises to pay the principal amount at maturity of this Note on February 1, 2016, or if any such day is not a Business Day, on the next succeeding Business Day and to pay Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement. The regular record dates are January 15 and July 15.
     At the Issue Date, the Notes have an initial Accreted Value of $602.23 per $1,000.00 aggregate principal amount at maturity. Interest on this Note, including Additional Interest, will accrue in the form of an increase in the Accreted Value of this Note and no cash interest shall be paid and no cash interest will accrue on the Notes. The Accreted Value of each Note will increase from January 26, 2011 at a rate of 10.375% until the maturity date. Interest will be compounded semi-annually such that the Accreted Value will equal the Accreted Value of each note as of the Specified Date, as described in the definition of Accreted Value in the Indenture. The Issuer shall pay Additional Interest, if any, on the Note in the form of an increase in the Accreted Value.
     (2) Method of Payment. No cash interest shall be paid on this Note. The Accreted Value and premium, if any, and Additional Interest, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such Accreted Value, premium, if any, and Additional Interest, if any, then due.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
     (4) Indenture. The Issuer has issued the Notes under an Indenture dated as of January 26, 2011 (the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     The Notes are senior obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture (provided that any Additional Notes that are not fungible with the Notes for U.S. Federal income tax purposes shall have a different CUSIP number). The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
     (5) Optional Redemption.
     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes prior to February 1, 2013. On or after February 1, 2013, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of

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Accreted Value thereof as of the redemption date) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Semi-Annual Accrual Date:

Year	Percentage
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%
     Unless the Issuer defaults in the payment of the redemption price, the Accreted Value shall cease to increase and Additional Interest, if any, shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (b) At any time prior to February 1, 2013, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Semi-Annual Accrual Date.
     (6) Redemption Upon Certain Equity Issuances. The Issuer shall be required to redeem the maximum principal amount of Notes that is a minimum principal amount at maturity of $2,000 and an integral multiple of $1,000 in excess thereof (or $1.00 in excess thereof to the extent that all of the Notes are being redeemed) that may be redeemed out of any Qualified Equity Issuance Net Proceeds at a price in cash (A) equal to, prior to February 1, 2013, 105.000% of the Accreted Value thereof as of the redemption date and (B) thereafter, in an amount equal to the redemption price applicable to such Notes on the date on which notice of such redemption is given pursuant to Paragraph 5 hereof in each case plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such redemption, in accordance with the procedures set forth in the Indenture, unless the Issuer has given notice of redemption pursuant to Paragraph 5 hereof with respect to all of the Notes.
     (7) Mandatory Redemption. Except as described in Paragraph 6 above, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity.
     (9) Repurchase at the Option of Holder.
     (a) If there is a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to a principal amount at maturity of $2,000 or an integral multiple of $1,000 principal amount at maturity) of that Holder’s Notes at a purchase price in cash equal to 101% of the Accreted Value of Notes repurchased (as at the date of such purchase) plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Semi-Annual Accrual Date. Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of the Indenture (or if a third party makes a Change of Control Offer in accordance with the terms of the Indenture), the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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     (b) If Vanguard consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuer shall commence an offer to all Holders of Notes and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 4.08 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that, any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate Accreted Value of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC’s procedures). Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of a principal amount at maturity of $2,000 and integral multiples of $1,000 principal amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to add a Guarantee of the Notes or to release a Guarantee of the Notes, (vii) to conform the text of the Indenture or the Notes to any provision of the “Description of Senior Discount Notes” in the Offering Memorandum to the extent that such provision in the Description of Senior Discount Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Notes or (viii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof.
     (13) Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a

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majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Accreted Value of, and premium, if any, and accrued and unpaid interest or Additional Interest, if any, on the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (14) Discharge and Defeasance. Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of Accreted Value or principal of and interest on the Notes to redemption or maturity, as the case may be.
     (15) Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
     (16) No Recourse Against Others. A director, manager, officer, employee, incorporator, member or stockholder of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of January 26, 2011, between the Issuer and the Initial Purchasers named therein or, in the case of Additional Notes, Holders of Restricted Global and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Issuer and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (20) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (21) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES, IF ANY.

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     The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention: General Counsel

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ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _______________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or 4.11 of the Indenture, check the appropriate box below:
☐ Section 4.08       ☐ Section 4.11
     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.11 of the Indenture, state the amount you elect to have purchased:
$______________
Date: ________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal
Amount of
	Amount of	Amount of	this
	decrease in	increase in	Global Note	Signature of
	Principal	Principal	following	authorized
	Amount of this	Amount of this	such decrease	officer of Trustee
Date of Exchange	Global Note	Global Note	(or increase)	or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (I) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE

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SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (I) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT. ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES, AS WELL AS THE COMPARABLE YIELD AND PROJECTED PAYMENTS SCHEDULE, BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: VANGUARD HEALTH SYSTEMS, INC., 20 BURTON HILLS BOULEVARD, SUITE 100, NASHVILLE, TENNESSEE 37215; ATTENTION: GENERAL COUNSEL.

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CUSIP/ISIN
10.375% Senior Discount Notes due 2016

No. ____	$_____________
VANGUARD HEALTH SYSTEMS, INC.
promise to pay to CEDE & CO. or registered assigns, the principal sum of $___________________ DOLLARS on February 1, 2016.
Accreted Value Dates: February 1 and August 1
Record Dates: January 15 and July 15
Dated: January 26, 2011

VANGUARD HEALTH SYSTEMS, INC.
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. Bank National Association, as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]
10.375% Senior Discount Notes due 2016
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Vanguard Health Systems, Inc., a Delaware corporation, promises to pay the principal amount at maturity of this Note on February 1, 2016, or if any such day is not a Business Day, on the next succeeding Business Day and to pay Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement. The regular record dates are January 15 and July 15.
     At the Issue Date, the Notes have an initial Accreted Value of $602.23 per $1,000.00 aggregate principal amount at maturity. Interest on this Note, including Additional Interest, will accrue in the form of an increase in the Accreted Value of this Note and no cash interest shall be paid and no cash interest will accrue on the Notes. The Accreted Value of each Note will increase from January 26, 2011 at a rate of 10.375% until the maturity date. Interest will be compounded semi-annually such that the Accreted Value will equal the Accreted Value of each note as of the Specified Date, as described in the definition of Accreted Value in the Indenture. The Issuer shall pay Additional Interest, if any, on the Note in the form of an increase in the Accreted Value.
     (2) Method of Payment. No cash interest shall be paid on this Note. The Accreted Value and premium, if any, and Additional Interest, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such Accreted Value, premium, if any, and Additional Interest, if any, then due.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
     (4) Indenture. The Issuer has issued the Notes under an Indenture dated as of January 26, 2011 (the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     The Notes are senior obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture (provided that any Additional Notes that are not fungible with the Notes for U.S. Federal income tax purposes shall have a different CUSIP number). The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
     (5) Optional Redemption.
     (a) Except as set forth in subparagraphs (b) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes prior to February 1, 2013. On or after February 1, 2013, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of

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Accreted Value thereof as of the redemption date) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Semi-Annual Accrual Date:

Year	Percentage
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%
     Unless the Issuer defaults in the payment of the redemption price, the Accreted Value shall cease to increase and Additional Interest, if any, shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (b) At any time prior to February 1, 2013, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Semi-Annual Accrual Date.
     (6) Redemption Upon Certain Equity Issuances. The Issuer shall be required to redeem the maximum principal amount of Notes that is a minimum principal amount at maturity of $2,000 and an integral multiple of $1,000 in excess thereof (or $1.00 in excess thereof to the extent that all of the Notes are being redeemed) that may be redeemed out of any Qualified Equity Issuance Net Proceeds at a price in cash (A) equal to, prior to February 1, 2013, 105.000% of the Accreted Value thereof as of the redemption date and (B) thereafter, in an amount equal to the redemption price applicable to such Notes on the date on which notice of such redemption is given pursuant to Paragraph 5 hereof in each case plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such redemption, in accordance with the procedures set forth in the Indenture, unless the Issuer has given notice of redemption pursuant to Paragraph 5 hereof with respect to all of the Notes.
     (7) Mandatory Redemption. Except as described in Paragraph 6 above, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity.
     (9) Repurchase at the Option of Holder.
     (a) If there is a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to a principal amount at maturity of $2,000 or an integral multiple of $1,000 principal amount at maturity) of that Holder’s Notes at a purchase price in cash equal to 101% of the Accreted Value of Notes repurchased (as at the date of such purchase) plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Semi-Annual Accrual Date. Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of the Indenture (or if a third party makes a Change of Control Offer in accordance with the terms of the Indenture), the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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     (b) If Vanguard consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuer shall commence an offer to all Holders of Notes and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 4.08 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that, any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate Accreted Value of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis or an as nearly a pro rata basis as is practicable (subject to DTC’s procedures). Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of a principal amount at maturity of $2,000 and integral multiples of $1,000 principal amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to add a Guarantee of the Notes or to release a Guarantee of the Notes, (vii) to conform the text of the Indenture or the Notes to any provision of the “Description of Senior Discount Notes” in the Offering Memorandum to the extent that such provision in the Description of Senior Discount Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Notes or (viii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof.
     (13) Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a

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majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Accreted Value of, and premium, if any, and accrued and unpaid interest or Additional Interest, if any, on the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (14) Discharge and Defeasance. Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of Accreted Value or principal of and interest on the Notes to redemption or maturity, as the case may be.
     (15) Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
     (16) No Recourse Against Others. A director, manager, officer, employee, incorporator, member or stockholder of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of January 26, 2011, between the Issuer and the Initial Purchasers named therein or, in the case of Additional Notes, Holders of Restricted Global and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Issuer and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (20) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (21) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES, IF ANY.

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     The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention: General Counsel

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ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _______________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or 4.11 of the Indenture, check the appropriate box below:
☐ Section 4.08       ☐ Section 4.11
     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.11 of the Indenture, state the amount you elect to have purchased:
$______________
Date: ________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: _________________________

*	Participant in a recognized. Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY
GLOBAL NOTE
     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Principal
	Amount of	Amount of	Amount of
	decrease in	increase in	this Global Note	Signature of
	Principal	Principal	following	authorized
	Amount of this	Amount of this	such decrease	officer of Trustee
Date of Exchange	Global Note	Global Note	(or increase)	or Custodian

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: General Counsel
Re: 10.375% Senior Discount Notes due 2016
     Reference is hereby made to the Indenture, dated as of January 26, 2011 (the “Indenture”), between Vanguard Health Systems, Inc., a Delaware corporation {the “Issuer”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ________________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
     (b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) requested by an Issuer, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
     (a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: ___________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ___________), or

(ii)	☐ Regulation S Global Note (CUSIP _____________), or

(iii)	☐ IAI Global Note (CUSIP ____________); or
(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ___________), or

(ii)	☐ Regulation S Global Note (CUSIP ____________), or

(iii)	☐ IAI Global Note (CUSIP ______________), or

(iv)	☐ Unrestricted Global Note (CUSIP ______________); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: General Counsel
Re: 10.375% Senior Notes due 2016 (CUSIP      )
     Reference is hereby made to the Indenture, dated as of January 26, 2011 (the “Indenture”), between Vanguard Health Systems, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the owner hereby certifies that:
     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
     (a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the owner’s Exchange of a Restricted

Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
     (a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: ________________

EXHIBIT D
FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: General Counsel
Re: 10.375% Senior Discount Notes due 2016
     Reference is hereby made to the Indenture, dated as of January 26, 2011 (the “Indenture”), between Vanguard Health Systems, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $___________ aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note, we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if requested by an Issuer, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

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     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

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EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ______________, 201_, between _____________________________ (the “New Guarantor”), a subsidiary of Vanguard Health Systems, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of January 26. 2011 providing for the issuance of 10.375% Senior Discount Notes due 2016 (the “Notes”);
     WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Defined Terms. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     3. No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer, any parent entity of the Issuer or any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     4. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.
     5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
     9. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _________________, 20__

[NEW GUARANTOR]
By:
Name:
Title:

VANGUARD HEALTH SYSTEMS, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

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